EXHIBIT 10.(iii) ASSIGNMENT OF MINERAL CONCESSION TO THE COMPANY

PRIVATE INSTRUMENT OF ASSIGNMENT

                Made by and between MINERACAO JUINA MIRIM LTDA, one part, as a private corporation located at Rua Pato Branco, s/no., in the municipality of
Juina, State of Mato Gross, registered with the Taxpayers General Registry (CGC/MF) under No. 00.829.394/0001-95, authorized to operate as "Mineracao" (Mining Company) through permit No. 8.471 of October 16, 1995, hereby represented by its partner, Mr. NELSON FERREIRA DE MATOS, Brazilian, married, businessman, residing and domiciled in this city of JuIna-Mt, bearer of CPF/MF No. 426.374-651-15, hereinafter ASSIGNOR, and on the other part, the company JUINA DIAMOND MINERA(;Ao LTDA, a private corporation located at Avenida 08 de Maio, s/no., in the municipality of Juina-Mt., registered with the Taxpayers General Registry (CGC/MF) under No. 01-250-437/0001-46, hereby represented by its partner, AIRTON CESAR REIS, Brazilian, married, businessman, residing and domiciled at Rua Deputado Hitler Sansao, s/no. in the city of Juina, State of Mato Grosso, bearer of the Identification Card RG. 364-085, issued by the SSP/MT and registered with the CPF/MF under No. 206.863.311-68, hereinafter ASSIGNEE, have agreed to the following terms and conditions:

FIRST CLAUSE - The ASSIGNOR is the holder of the process DNPM No. 866.787/85 located in the District and Municipality of Juina, State of Mato Grosso. SECOND CLAUSE - The ASSIGNOR, through this ASSIGNMENT and in the best legal form, assigns and transfers, as in fact has assigned and transferred, under the terms of the provision of Art. 176, 3rd paragraph, of the Federal Constitution, the rights conferred unto the ASSIGNOR as the holder of the DNPM process No. 866.787/85 to the ASSIGNEE so that the latter may proceed with the referred process for the purpose of obtaining a Research Authorization Permit.
THIRD CLAUSE - It is hereby established that the ASSIGNEE shall pay the amount of R$ 2.000,00 (two thousand reals) to the ASSIGNOR for this assignment and the ASSIGNOR hereby declares the obligation as irrevocable and fully paid, with no right to any further demand with regard to such payment at any time, making this assignment good, valid, firm and true for himself, his heirs and successors.

FOURTH CLAUSE - The ASSIGNEE, at its own expense, is hereby authorized to request from the National Department of Mineral Production the transfer of the mineral rights relative to the process mentioned above, and the ASSIGNOR commits to cooperate in whatever necessary for the effectiveness and validity of this instrument.

FIFTH CLAUSE - The ASSIGNEE may assign or transfer all of the rights and obligations of the referred research request, as a whole or in part, without authorization from the ASSIGNOR.

SIXTH CLAUSE - The ASSIGNOR commits, subject to violation and infringement of the provisions agreed to herein, not to practice any act that may interfere with the research request process with the competent authorities.

SEVENTH CLAUSE - This assignment is irrevocable, unchangeable and binding to the parties, their heirs and successors. The Forum of the County of jurisdiction for the municipality of Juina-MT is the one elected to resolve any and all questions deriving from this agreement, excluding any other, no matter how privileged it may be.

                IN WITNESS WHEREOF, the ASSIGNOR and ASSIGNEE sign this instrument of assignment in two copies, in the presence of the undersigned witnesses.

Juina - Mt., October 20, 1997

Mineragao Juina Mirim Ltda
Nelson Ferreira de Matos

Juina Diamond Mineragao Ltda
Airton Cesar Reis

Witnesses:

Odete Maria Biava
CPF/MF 558.797-859-49

Vandete Soares Lopes
CPF/MF 920-178.311-15

Notary Public Seal
2nd Notary Public Office
Marilza da Costa Campos
Notary Public
October 22, 1997